    Exhibit 99

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Completes Acquisition of voestalpine BÖHLER Profil

WESTFORD, Mass., April 30, 2026 – Kadant Inc. (NYSE: KAI) has completed its previously announced acquisition of voestalpine BÖHLER Profil GmbH & Co KG and voestalpine BÖHLER Profil VerwaltungsGmbH.

At closing, the company names were changed to Kadant Profil GmbH & Co KG and Kadant Profil Verwaltungs GmbH (collectively, Kadant Profil). The company will continue to operate in its current location in Bruckbach, Austria, as part of Kadant’s Industrial Processing reporting segment.

Founded in 1872, Kadant Profil is a manufacturer of customized rolled profiles and industrial knife solutions for demanding industrial applications. A market leader in high-quality profiles, the company specializes in near-net-shape rolling and advanced materials to produce application-specific solutions. Kadant Profil is recognized for its patented processes, strong R&D capabilities, engineering expertise, and customer partnerships.

“We are delighted to welcome our colleagues in Bruckbach to the Kadant family,” said Jeffrey L. Powell, president and chief executive officer of Kadant. “Kadant Profil has been a trusted supplier to Kadant for over 30 years, and we value the strong operational discipline and creative solutions it brings to its customers. Its capabilities and manufacturing expertise align with our strategic priorities and further reinforce our commitment to delivering innovative industrial technologies.”

“We see Kadant as an ideal home for our business,” said Jörg Wagner, managing director of Kadant Profil. “Joining Kadant expands our access to new markets and strengthens our ability to innovate and grow our capabilities. We look forward to deeper collaboration with Kadant as we expand into new markets and continue delivering the high-performance solutions our customers expect.”

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 4,000 employees in 22 countries around the globe. For more information, visit kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the financial and operating performance of Kadant Profil, the benefits of the acquisition of Kadant Profil (the “Acquisition”), and the expected future business and financial performance of Kadant Profil and Kadant. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026 and subsequent filings with the Securities and Exchange Commission. These include risks and

Kadant Completes Acquisition of voestalpine BÖHLER Profil (cont.)
April 30, 2026

uncertainties relating to Kadant’s ability to successfully integrate Kadant Profil and its operations and employees and realize anticipated benefits from the Acquisition; unanticipated disruptions to the business, general and regional economic conditions, and the future performance of Kadant Profil; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the Acquisition; competitive, investor or customer responses to the Acquisition; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the Acquisition; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybersecurity incidents; implementation of our internal growth strategy; competition; our ability to successfully manage our manufacturing operations; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; loss of key personnel and effective succession planning; future restructurings; protection of intellectual property; changes to tax laws and regulations; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 978-776-2000
media@kadant.com